AMENDMENT 1 to the ASSET PURCHASE AGREEMENT Dated December 15, 2019

WHEREAS, Somahlution and Marizyme both wish to amend their Asset Purchase Agreement by replacing Section 9(b) in its entirety with a new Section 9(b) below.

Somahlutions and Marizyme mutually agree to replacing Section 9(a and b) in its entirety with a new Section 9(a and b) as per the following:

9. Termination. This Agreement may be terminated at any time prior to the Closing:

(a)by the mutual written consent of Seller and Buyer;

(b)by either Party if the transactions contemplated by this Agreement are not consummated by April 30, 2020, which date shall be automatically extended if short term funding is arranged for up to an additional 30 days if and as required (the “Drop-Dead Date”) and further by mutual agreement;

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date written below.

SOMAHLUTION LLC		Marizyme, Inc.
(“Somahlution”)		(“Marizyme”)

By:	/s/ Satish Chandran	By:	/s/ Nicholas DeVito
Title:	CEO	Title:	CEO
Date:	March 31, 2020	Date:	March 31, 2020

Amendment 1 – Asset Purchase Agreement – Marizyme and Somahlutions